Exhibit 10.2

AMENDMENT

TO THE EMPLOYMENT AGREEMENT

This Amendment (“Amendment”) to the Employment Agreement dated November 1, 2022, as amended on November 15, 2022, May 17, 2023 and August 14, 2023 (the “Agreement”), is made and entered into as of February 1, 2024, by and between La Rosa Holdings Corp., a Nevada corporation (the “Company”), and Kent Metzroth, an individual (“Executive”). Each of the Company and Executive is a “Party” to this Amendment and the Company and Executive, collectively, the “Parties” hereto.

RECITALS

WHEREAS, the Company and the Executive desire to amend the Agreement to revise certain terms, conditions and obligations of the Parties with respect to the Executive’s employment in the Company.

NOW, THEREFORE, for and in consideration of the promises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree to amend the Agreement as follows:

1.	Section 4(b) of the Agreement is hereby deleted in its entirety, and in its place the following is inserted:

“(b) Annual Discretionary Bonus: Following the end of each calendar year beginning with the 2023 calendar year, the Executive will be eligible to receive an annual performance bonus targeted of up to 50% of the Executive’s Salary (the “Target Bonus”), based upon periodic assessments of Executive’s performance as well as the achievement of specific individual and corporate objectives determined by the Board of Directors (“Board”) or the Compensation Committee thereof after consultation with Executive and provided to Executive in writing no later than the end of the first calendar quarter of the applicable bonus year (except for the year ended December 31, 2022, in which case the Target Bonus will be determined in the sole discretion of the Board). The Target Bonus must be approved by the Audit and Compensation Committee. The minimum amount of the annual bonus approved by the Audit and Compensation Committees and payable to the Executive per this Section 4(b) shall be equal to $25,000. No amount of annual bonus is guaranteed, and Executive must be an employee on December 31 of the applicable bonus year in order to be eligible for any annual bonus for such year. Any bonus will be paid no later than March 15th of the calendar year following the calendar year to which the bonus relates.”

2.	Section 4(c) of the Agreement is hereby deleted in its entirety, and in its place the following is inserted:

“(c) Equity Awards. On February 01, 2024, the Executive shall be granted a non-qualified stock option (the “Option”) to purchase 359,120 shares of common stock of the Company pursuant to the Company’s equity incentive plan in force and effect on the date of the grant of the Option and has a sufficient number of shares of common stock available for issuance upon the exercise of the Option (the “Plan”). The Option shall contain a cashless exercise provision, vest in full on the date of the grant and be exercisable for 10 years at the exercise price per share equal to the Nasdaq Official Closing Price as of January 31, 2024.”

3.	Section 9 of the Agreement is hereby deleted in its entirety, and in its place the following is inserted:

“Withholding of Taxes and Clawback Provisions. The Company may withhold from any benefits payable under the Agreement all federal, state, city or other taxes as shall be required pursuant to any law or governmental regulation or ruling. Any amounts payable under this Agreement are subject to any policy (whether in existence as of the Effective Date or later adopted) established by the Company providing for clawback or recovery of amounts that were paid to the Executive. The Company will make any determination for clawback or recovery in its sole discretion and in accordance with any applicable law or regulation.”

4.	Except as set forth above, all of the terms, conditions and provisions of the Agreement shall be and remain in full force and effect. Capitalized terms used but not defined herein shall have the meanings given to them in the Agreement. This Amendment shall be effective on the date set forth above.

[SIGNATURE PAGE TO THE AMENDMENT FOLLOWS]

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed on the date first written above.

“COMPANY”
LA ROSA HOLDINGS CORP.

Signature

Joseph La Rosa
Print Name

Chief Executive Officer
Title

“EXECUTIVE”
KENT METZROTH

Executive’s Signature